Exhibit 99.1

Armstrong World Industries, Inc. to Acquire Arktura

LANCASTER, Pa., November 20, 2020 – Armstrong World Industries, Inc. (NYSE: AWI) today announced it has entered into an agreement to acquire Arktura, LLC, a designer and fabricator of ceilings, walls, partitions and facades based in Los Angeles, California. Founded and led by architects and designers, Arktura is a leader in architectural specialty metal and felt solutions recognized for fusing ingenuity and creativity with leading edge technologies and software to deliver visionary design.

“The Arktura team is widely celebrated for bridging the gap between creative intent and manufacturing capabilities to bring about exceptional ceiling and wall designs for any kind of space,” said AWI CEO Vic Grizzle. “Consistent with our strategy to drive profitable growth, Arktura will help us reach a whole new level of design excellence, within both our architectural specialties and mineral fiber segments. We are excited about the possibilities ahead for our teams to collaborate and create innovative solutions that make a positive difference where we live, work, learn, heal and play.”

In connection with the transaction and subject to closing, AWI and Arktura also plan to form and launch Arktura Ventures LLC, an incubator for exploring and accelerating new product, technology and materials solutions in architecture, design, engineering and construction, above and beyond their existing core businesses. Arktura Ventures is expected to be co-managed and co-led by representatives from both organizations, with AWI maintaining majority ownership and control. Arktura Ventures would complement AWI’s strategic growth initiatives, including its digitalization, business development and sustainability platforms.

Arktura CEO Chris Kabatsi said, “Kevin Kane, Rob Kilian and I look forward to completing the transaction and joining Armstrong.  With our combined resources, we see the opportunity to redefine what is possible and create truly transformative products and systems in the architectural space for the pandemic environment and beyond.  With Armstrong, we have found a company with an incredible history and management team, and we are thrilled to be embarking on this journey of innovation and sustainability with them.”

The transaction remains subject to customary closing conditions, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and is currently expected to close prior to the end of the calendar year.  Following closing, Arktura is expected to become a wholly-owned subsidiary of AWI and to retain its company name, brand, organizational structure and employee base, while continuing to sell through its current independent sales network, which has been integral to Arktura’s success and growth.

Arktura has projected 2020 revenues of approximately $37M.  AWI expects to fund the acquisition with its revolving credit facility and available cash.

Armstrong World Industries
2500 Columbia Avenue, Lancaster, PA 17603

717.397.0611 | www.armstrongceilings.com

About Armstrong World Industries
Armstrong World Industries, Inc. (AWI) is a leader in the design and manufacture of innovative commercial and residential ceiling, wall and suspension system solutions in the Americas. With over $1 billion in revenue in 2019, AWI has approximately 2,500 employees and a manufacturing network of 14 facilities, plus 5 facilities dedicated to its WAVE joint venture.

Uncertainties Affecting Forward-Looking Statements
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Armstrong World Industries
2500 Columbia Avenue, Lancaster, PA 17603

717.397.0611 | www.armstrongceilings.com